SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-443-0627

Commission File Number: 000-33065

Boundaries Capital, Inc.

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have acquired a 100% interest in 16 mineral claims covering 320 acres in north central Nevada, known as the Debut.  The Debut property is located 96 miles south east of Elko Nevada on the west flank of the West Buttes Range in the Delker Mining District Elko County, Nevada. The property is due north and on trend from Placer Domes Bald Mountain deposit. The Debut Prospect is an intrusive related sediment-hosted gold-copper system that holds potential for shallow, economic gold mineralization.

Historic Exploration

From 1988 to 1999 Pegasus Gold Corporation held the property and conducted an extensive exploration program on a small portion of the area. Drilling intercepted wide zones of +100 parts per billion gold with up to 15 feet of .038 ounces per ton and a high of .078 ounces per ton of gold over 5 feet The historic drilling tested anomalous gold values in a small skarnified area west of the +6000 feet long jasperoid-bearing zone.

Two primary target zones with values greater than .01 ounces of gold per ton (ranging as high as 2842 parts per billion of gold) and strong sediment-hosted alteration are untested.  The widespread gold, extensive alteration, favorable stratigraphy, and permissive structural zones suggest additional targets may be outlined with continued exploration.

Target Concept

Debut is an intrusive related sediment-hosted gold copper prospect with patchy local skarn.  Historic drilling suggests the Pilot Formation, a sandy limestone, is the primary host with significant mineralization occurring adjacent to structural zones and intrusive rocks (possibly a late dacite dike phase of the main intrusive).  Previous drilling focused on a very small part of the system.

Several primary target zones are found on the prospect with:

•

Well developed haematitic jasperoids, decalcification, and bleaching

•

Anomalous gold and trace elements (up to 2842 parts per billion of gold and 1030 parts per million of silver)

•

Previous drilling and recent sampling

We are pleased to now have two separate gold properties in the state of Nevada.

Contact:

Kevin Crawford

Tel: 866-465-3616

Email: info@goldenpatriotcorp.com

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         November 6, 2003